Exhibit 99.1

PRESS RELEASE

VCG Holding Corp. Announces Results of

2008 Annual Shareholders’ Meeting

DENVER (PRIME NEWSWIRE) June 12, 2008 – VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, today announced that on June 12, 2008, it held its 2008 Annual Shareholders’ Meeting. For more information on the following proposals, see the Company’s proxy statement dated April 29, 2008, the relevant portions of which are incorporated herein by reference.

In connection with the Annual Meeting, June 12, 2008, tabulated proxies representing 15,991,972 shares, or 88.7%, of the total outstanding shares voted in the following manner:

Proposal 1: The election of directors.

	FOR	AGAINST	WITHHELD
Nominees:
George Sawicki	15,609,589(97.6%)	33,700(*)	348,684(*)
Kenton Sieckman	15,608,274(97.6%)	33,700(*)	349,999(*)

Proposal 2: Ratification of the appointment of Causey Demgen & Moore, Inc. as the Company’s independent Certified Public Accountants.

	FOR	AGAINST	WITHHELD
Auditors:
Causey Demgen & Moore, Inc.	15,793,102(98.8%)	132,204(*)	66,666(*)

*	less than 1%

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 19 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, St. Louis, Denver and Colorado Springs, Ft. Worth and Dallas, Raleigh, Minneapolis, Louisville, Miami, and Portland, ME.

Forward-Looking Statements:

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2007. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary

390 Union Blvd. | Suite 540 | Lakewood, CO 80228 | ph: 303.934.2424 | fx: 303.922.0746 | 1.800.627.8243 |

www.vcgh.com

statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

Contact:

Troy H. Lowrie, CEO		Stanley Berger, Investor Relations
Don Prosser, Interim CFO
VCG Holding Corp.		SM Berger & Co.
390 Union Blvd, Suite 540		3201 Enterprise Parkway
Lakewood, Colorado 80228		Cleveland, Ohio 44124
Telephone	303.934.2424	Telephone	216.464.6400
Facsimile	303.922.0746	Facsimile	216.464.4126
Email:	tlowrie@vcgh.com	Email:	stan@smberger.com
dprosser@vcgh.com